As filed with the Securities and Exchange Commission on December
                            30, 1996

                                       Registration No. 333-17005
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                      --------------------
                         AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      --------------------
                       DEPARTMENT 56, INC.
     (Exact name of registrant as specified in its charter)
                      --------------------

          Delaware                      13-3684956
(State or Other Jurisdiction  (I.R.S. Employer Identification
     of Incorporation or                  Number)
        Organization)

            One Village Place, 6436 City West Parkway
                 Eden Prairie, Minnesota  55344
                         (612) 944-5600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      David H. Weiser, Esq.
                       DEPARTMENT 56, INC.
            One Village Place, 6436 City West Parkway
                 Eden Prairie, Minnesota  55344
                         (612) 944-5600
    (Name, address, including zip code, and telephone number,
           including area code, of Agent for service)
                      --------------------
 Copies of all communications, including communications sent to agent for service, should be sent to:

                       Lois Herzeca, Esq.
            FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                       One New York Plaza
                    New York, New York  10004
                         (212) 859-8000
                      --------------------
Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration
Statement.

                      --------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      --------------------
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
=================================================================

                        EXPLANATORY NOTE

     This Registration Statement covers the distribution of 2,279,952 shares of Common Stock, par value $.01 per share, of Department 56, Inc., a Delaware corporation (the "Company"), by the Partnerships to the Selling Stockholders (as such terms are defined in the Prospectus) and the resale of such shares by the Selling Stockholders. The same Prospectus is being utilized with respect to both the distribution and the resale of the shares registered.

[RED HERRING]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         Subject to completion, Dated December 30, 1996

PROSPECTUS

                        2,279,952 Shares
                       DEPARTMENT 56, INC.
                          Common Stock
                   (par value $.01 per share)
                      --------------------
The 2,279,952 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Department 56, Inc., a Delaware corporation (the "Company"), are being offered by the Selling Stockholders named herein. See "Selling Stockholders" and "Plan of Distribution." These shares represent approximately 10.6% of the total number of shares of Common Stock outstanding as of December 30, 1996. On Friday, December 27, 1996, the last reported sale price of the Common Stock, listed under the symbol "DFS", on the New York Stock Exchange was $24.63 per share.

                      --------------------

     See "Risk Factors," beginning on page 3, for a discussion of certain factors which should be considered by prospective
purchasers of the Common Stock offered hereby.
                      --------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      --------------------

     Selling Stockholders may sell the shares being offered hereby in transactions on the New York Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices.
Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act either as agent or principal. To the extent required, the aggregate amount of Common Stock being offered and the terms of the offering, the names of the Selling Stockholders, the names of any such agents, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock will be the selling price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Company will pay substantially all of the expenses to be incurred, including those to be incurred by the Selling Stockholders, in connection with the Registration Statement of which this Prospectus is a part (other than such commissions and discounts), estimated to be $100,000. See "Selling Stockholders" and "Plan of Distribution" herein for a description of indemnification arrangements between the Company and the Selling Stockholders and possible indemnification arrangements for agents, dealers and underwriters. None of the proceeds from the sale of the Common Stock will be received by the Company.

     The Selling Stockholders and any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

  The date of this Prospectus is --------------------, 199---.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information, as well as the Registration Statement and the consolidated financial statements, schedules and exhibits thereto, may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material or any part thereof may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. The SEC also maintains a Web site (http://www.sec.gov) from which such reports, proxy statements and other information concerning the Company may be obtained. The Common Stock is traded on the New York Stock Exchange ("NYSE") and such reports and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

     The Company has filed with the Commission in Washington, D.C. a Registration Statement (of which this Prospectus is a part and which term shall encompass any amendments thereto) on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document are not necessarily complete; reference is made to the exhibits for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference.
All material elements of any such documents or descriptions are included in this Prospectus. For further information pertaining to the shares offered hereby and to the Company, reference is made to the Registration Statement, including the consolidated financial statements, schedules and exhibits filed as a part thereof and incorporated therein by reference.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents).
Such requests should be directed to the Corporate Secretary, Department 56, Inc., One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344 (telephone (612) 944-5600).

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, its Current Reports on Form 8-K, dated February 12, 1996, February 15, 1996 and November 14, 1996, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996, June 29, 1996 and September 28, 1996, and the description of its Common Stock set forth in its Form 8-A, dated April 23, 1993, as amended, and all documents incorporated by reference therein, all of which have been filed with the Commission, are hereby incorporated by reference into this Prospectus. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           THE COMPANY

     The Company is a leading designer, importer and distributor of fine quality collectibles and other giftware products sold through gift, home accessory and specialty retailers. The Company is best known for its Village Series of collectible, handcrafted, lit ceramic and porcelain houses, buildings and related accessories in the Original Snow Village Collection and The Heritage Village Collection as well as its extensive line of holiday and home decorative accessories, including its Snowbabies collectible porcelain and pewter handpainted figurines.

     The Company's principal executive offices are located at One
Village Place, 6436 City West Parkway, Eden Prairie, MN 55344, and the telephone number of the Company is (612) 944-5600.

                          RISK FACTORS

     In addition to the matters described in the documents incorporated by reference herein, the following Risk Factor should be considered by prospective purchasers of the Common
Stock offered hereby:

FOREIGN MANUFACTURING AND RESTRICTIONS ON IMPORTS.

     The Company does not own or operate any manufacturing facilities and imports most of its products from manufacturers in the Pacific Rim, primarily The People's Republic of China, Taiwan
(Republic of China) and The Philippines. The Company also imports a small percentage of its products from sources in Europe, primarily Italy, England and Germany.

     The Company's ability to import products and thereby satisfy customer orders is affected by the availability of, and demand for, quality production capacity abroad. The Company competes with other importers of specialty giftware products for the limited number of foreign manufacturing sources which can produce detailed, high-quality products at affordable prices. The Company is subject to the following risks inherent in foreign manufacturing: fluctuations in currency exchange rates; economic and political instability; transportation delays; restrictive actions by foreign governments; nationalizations; the laws and policies of the United States affecting importation of goods (including duties, quotas and taxes); and trade and foreign tax laws. In particular, the Company's costs could be adversely affected if the currencies of other countries in which the Company conducts business appreciate significantly relative to the United States dollar.

     Substantially all of the Company's products are subject to United States customs duties and regulations pertaining to the importation of goods, including requirements for the marking of certain information regarding the country of origin on the Company's products. In the ordinary course of its business, from time to time, the Company is involved in disputes with the United States Customs Service regarding the amount of duty to be paid, the value of merchandise to be reported or other customs regulations with respect to certain of the Company's imports, which may result in the payment of additional duties and/or penalties, or which may result in the refund of duties to the Company. The United States and the countries in which the Company's products are manufactured or shipped may, from time to time, impose new quotas, duties, tariffs or other charges or restrictions, or adjust presently prevailing quotas, duty or tariff levels, which could adversely affect the Company's financial condition or results of operations or its ability to continue to import products at current or increased levels. In particular, the Company's costs may be increased, or the mix of countries from which it sources its products may be changed, in the future if countries which are currently accorded "Most Favored Nation" status by the United States cease to have such status or the United States imposes retaliatory duties against imports from such countries. The Company cannot predict what regulatory changes may occur or the type or amount of any financial impact on the Company which such changes may have in the future.

     In fiscal year 1995, approximately 40% (as compared to 29% in 1994) of the Company's imports were manufactured in The
People's Republic of China, which is currently accorded "Most Favored Nation" status and generally is not subject to U.S. retaliatory duties. The proportion of the Company's imports manufactured in The People's Republic of China increased in 1996 and the Company expects such proportion will increase further in the future. Various commercial and legal practices widespread in The People's Republic of China, including the handling of intellectual properties, as well as certain political and military actions taken by The People's Republic of China in relation to Taiwan, are under review by the United States government and, accordingly, the duty treatment of goods imported from The People's Republic of China is subject to political uncertainties. To the extent The People's Republic of China ceased to have "Most Favored Nation" status or its exports were subject to political retaliation, the cost of importing products from such country would increase significantly, and the Company believes that there could be a short-term adverse effect on the Company until alternative manufacturing arrangements were obtained.

                         USE OF PROCEEDS

     The shares of Common Stock covered by this Prospectus are offered for the account of the Selling Stockholders. The Company will not receive any of the proceeds from the sale of Common
Stock offered hereby.  See "Selling Stockholders".

                      SELLING STOCKHOLDERS

     The Selling Stockholders consist of individuals, corporations, trusts and other entities that have undivided interests in the Partnerships discussed in "Plan of Distribution." Following the distribution of the shares held by the Partnerships to such persons, they will hold the shares for their own accounts. Except for Nicholas C. Forstmann, Theodore
J. Forstmann, Wm. Brian Little, Sandra J. Horbach and Arthur T. Shorin, who are directors of the Company, none of the Selling Stockholders has held a position, office or had a material relationship with the Company within the past three years other than as a result of the ownership of the Common Stock and certain debt instruments of the Company, and the ownership of interests in the Partnerships.

     The following table sets forth for each Selling Stockholder the number of shares of Common Stock beneficially owned, as of December 27, 1996, after giving pro forma effect to the distribution of shares by the Partnerships. Except as specifically indicated in the notes to the table, this Prospectus covers the offering by the Selling Stockholders of all of the shares listed in the table, and if all of such shares are sold by the Selling Stockholders, the Selling Stockholders will no longer own any shares of Common Stock:

SHARES BENEFICIALLY OWNED FOLLOWING DISTRIBUTION:

                    Name                        Number  Percent
--------------------------------------------    ------  -------
                                                             *
William R. Acquavella                              3,396     *
Aetna Casualty & Surety Company                    8,387     *
Aetna Life Insurance Company                      47,228     *
William J. Armfield, IV                              849     *
BankAmerica Capital Corporation                  139,988     *
Michel C. Bergerac                                 3,395     *
Bankers Trust Company as Trustee of the GTE       95,974     *
Service Corporation Plan for Employees'
Pensions
Pitt & Co.                                        45,950     *
3M Employee Retirement Income Plan                44,931     *
Kodak Retirement Income Plan                      98,450     *
Eli Broad                                         25,462     *
James E. Burke                                     1,697     *
Capiltech Holding Corp.                            5,092     *
Boeing Employee Retirement Plan                  138,191     *
James J. Delmonico                                   509     *
Citibank FSB as Directed Trustee of the           53,419     *
Delta Master Trust
Trustees of General Electric Pension Trust       285,188   1.3%
Richard P. Hausman                                 1,696     *
Herbert Family Trust, UA Dtd.4/20/82               1,357     *
Marilyn Hausman, Successor Trust UA Dtd.             848     *
1/29/91
Gavin Herbert, Successor Trust, UA Dtd.              848     *
1/29/91
Lewis J. Whitney, III, TTEE                          170     *
William J. Cox                                       170     *
Hillman/Dover Limited Partnership                 33,949     *
Chase Manhattan Bank as directed Trustee for     227,151   1.1%
the IBM Retirement Fund
Indofin Partners L.P.                              3,395     *
Robert F. Johnston                                 2,546     *
Hare & Co.                                        27,957     *
George A. Kellner                                  1,698     *
Kincaid Family Trust                                 849     *
Steven M. Kincaid                                    849     *
Terry Allen Kramer                                 5,093     *
Jader Trust #4                                     8,486     *
John J. Langdon                                    1,697     *
Roger D. Lapham, Jr.                                 679     *
Lilly F. Lawrence                                    424     *
Howard H. Leach Living Trust utd 9/5/86 as         8,123     *
amended 2/17/95
Gretchen Leach Living Trust                          331     *
Dayna Karol Parker                                    33     *
Leeway & Co.                                     196,700     *
The London Mortgage Trust Ltd.                     5,092     *
CBC Capital Partners, Inc.                        70,393     *
Pension Reserves Investment Management.           27,957     *
Board
McMicking Ventures I                                 850     *
Merifin Capital N.V.                              16,974     *
Kane & Co. (NY State Ret.)                       179,725     *
T.I. Employees Pension Trust                      53,419     *
Henry M. O'Neill Jr.                               5,092     *
Ophelia Holdings Inc.                              3,395     *
Roger S. Penske                                    1,697     *
Arthur T. Shorin (1)(2)                           36,697     *
Joel B. Leff                                       1,697     *
Daniel J. Sullivan                                 1,697     *
Tinicum Investors                                 16,550     *
State of Wisconsin Investment Board              531,976   2.47%
Cecile Zilkha                                      3,396     *
Kenneth F. Yontz                                     849     *
Transom Investments N.V.                          33,949     *
Richard W. Vieser                                  1,697     *
Theodore J. Forstmann                             92,962     *
Wm. Brian Little (1)                              80,745     *
Judith A. Billings                                   828     *
Judith A. Little                                   1,696     *
Gregory S. Little                                  1,696     *
Jacqueline P. Little                               1,696     *
Nicholas C. Forstmann                             48,163     *
John A. Sprague                                   23,452     *
Steven B. Klinsky                                 22,814     *
Winston W. Hutchins                                5,224     *
Sandra J. Horbach (1)                             10,021     *


--------------------

* The percentage of shares of Common Stock beneficially owned is less than one percent of the outstanding shares of Common
     Stock.

(1) Includes the following number of shares in addition to the shares being distributed from the Partnerships: State of Wisconsin Investment Board, 450,600 shares; Trustees of General Electric Pension Trust, 10,000 shares; Sandra J. Horbach, 5,000 shares; Arthur T. Shorin, 35,000 shares; Wm. Brian Little, 25,000 shares. These shares are not being offered pursuant to this Prospectus and will continue to be beneficially owned by such Selling Stockholders following the sale of all shares offered hereby.

(2) Includes options to purchase 30,000 shares of Common Stock of the Company. Each director who is neither a partner in FLC Partnership, L.P. nor a current or former officer of the Company or its subsidiaries was granted, in connection with his initial election to the Board of Directors of the Company, an option to purchase 30,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant and becoming exercisable in equal annual installments over a period of 3 years.

                      PLAN OF DISTRIBUTION

     On --------------------, 199---, Forstmann Little & Co.
Subordinated Debt and Equity Management Buyout Partnership-IV ("MBO-IV") and Department 56 Partners, L.P. ("Department 56 Partners," and, together with MBO-IV, the "Partnerships") which previously owned beneficially approximately 5.0% and 5.6% of the outstanding shares of Common Stock, respectively, will distribute, pursuant to the Registration Statement of which this Prospectus is a part (the "Distribution"), all of the shares of Common Stock owned by each of them to their respective partners. In certain instances, some of the partners of the Partnerships will further distribute such shares of Common Stock to their ultimate beneficial owners (some of whom already own shares of Common Stock in their individual capacities), all of which shares are being offered for sale hereby. The distributees of the shares of Common Stock previously owned by the Partnerships are hereinafter collectively referred to as the "Selling Stockholders," each of whose name and share ownership is set forth under the caption "Selling Stockholders." The Company has agreed to register under the Securities Act the shares of Common Stock being sold by the Selling Stockholders. The Company will pay substantially all of the expenses to be incurred by the Selling Stockholders in connection with the Registration Statement of which this Prospectus is a part (other than commissions and discounts), estimated to be $100,000. The Company will not receive any proceeds from this offering. The Company has agreed to indemnify the Selling Stockholders and their agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act.

     Selling Stockholders may sell the shares being offered hereby in transactions on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers (including, among others, Goldman, Sachs & Co., who will initially be acting as custodian with respect to the shares distributed to the Selling Stockholders), who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders or the purchaser of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both.

     At the time a particular offer of shares of Common Stock is made, a Prospectus Supplement will be distributed, to the extent required, which will set forth the aggregate number of shares of Common Stock being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                             EXPERTS

     The consolidated balance sheets of the Company as of December 30, 1995 and December 31, 1994, the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 30, 1995, December 31, 1994 and January 1, 1994 and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 30, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          LEGAL OPINION

     The validity of the shares of Common Stock being offered by this Prospectus is being passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations.

=================================================================

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates or an offer to sell, or the solicitation of an offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to its date.

=================================================================
                        Table of Contents
                                                             Page
                                                             ----

Available Information                                         2

Incorporation of Certain Documents by Reference               2

The Company                                                   3

Risk Factors                                                  3

Use Of Proceeds                                               4

Selling Stockholders                                          4

Plan of Distribution                                          7

Experts                                                       7

Legal Opinion                                                 7

=================================================================


                        2,279,952 Shares

                       DEPARTMENT 56, INC.


                          Common Stock

                      --------------------

                           PROSPECTUS
                      --------------------


                  --------------------, 199---
=================================================================
                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following is an itemized statement of expenses of the Company in connection with the issuance of the Common Stock being registered. All of the expenses are estimated, except for the registration fee.

          Securities and Exchange Commission     $ 16,450.20
          registration fee
          Legal fees and expenses                  50,000.00
          Miscellaneous                            33,549.80
                                                 -----------
                    Total                        $100,000.00
                                                 ===========

Item 15.  Indemnification of Directors and Officers

     The By-Laws of the Company generally provide that the Company shall indemnify, to the fullest extent permitted by Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was acting at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement actually incurred by him in connection with such Proceeding. The By-Laws also provide that the Company may advance litigation expenses to a director, officer, employee or agent upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it is ultimately determined that the director, officer, employee or agent is not entitled to be indemnified by the Company.

     The Restated Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability in respect of
(i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) any transaction from which the director derived an improper personal benefit.
The Restated Certificate of Incorporation also provides that if the Delaware General Corporation Law (the "DGCL") is amended to permit further elimination or limitation of the personal liability of directors then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The Company has entered into, or intends to enter into, agreements to provide indemnification for its directors and certain officers in addition to the indemnification provided for in the By-Laws. These agreements, among other things, will indemnify the Company's directors and certain officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such persons arising out of or in connection with such persons' service as a director or officer of the Company or an affiliate of the Company.

     Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16.  Exhibits and Financial Statement Schedules

     A.   Exhibits:

          1       --      Not Applicable.

          2       --      Not Applicable.

          4       --      Specimen form of the Company's Common
                            Stock Certificate.  (Incorporated
                            herein by reference to Exhibit 4.1
                            of the Company's Annual Report on
                            Form 10-K for the fiscal year ended
                            January 1, 1994).

          5       --      Opinion of Fried, Frank, Harris,
                            Shriver & Jacobson as to the
                            validity of the securities being
                            registered.

          8       --      Not Applicable.

         12       --      Not Applicable.

         15       --      Not Applicable.

         23.1     --      Consent of Fried, Frank, Harris,
                            Shriver & Jacobson (included in
                            Exhibit 5).

         23.2     --      Independent Auditor's Consent of
                            Deloitte & Touche LLP.

         24       --      Power of Attorney. *

         25       --      Not Applicable.

         26       --      Not Applicable.

         27       --      Not Applicable.

     --------------------
     *  Previously filed.

     All supporting schedules have been omitted either because they are not required or the information required to be set forth therein is included in the financial statements or in the notes thereto.

Item 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

          (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     unless, in the case of clauses (i) and (ii) above, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Eden Prairie, State of Minnesota, on December 30, 1996.

                              DEPARTMENT 56, INC.

                              By:  /s/ Susan E. Engel
                                 -------------------------
                                       Susan E. Engel
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Capacity in which signed       Date
---------               ------------------------       ----

   *                    Chairman of the Board and      12/30/96
---------------------     Director
Edward R. Bazinet

 /s/ Susan E. Engel     President, Chief Executive     12/30/96
---------------------     Officer and Director
Susan E. Engel            (Principal Executive
                          Officer)

     *                  Chief Financial Officer        12/30/96
---------------------     and Vice President _
Mark R. Kennedy           Administration
                          (Principal Financial
                          Officer)

     *                  Vice President _ Finance       12/30/96
---------------------     and Principal Accounting
Timothy J. Schugel        Officer (Principal
                          Accounting Officer)

Todd L. Bachman         Director                       12/30/96
     *
---------------------

     *                  Director                       12/30/96
---------------------
Nicholas C. Forstmann
     *                  Director                       12/30/96
---------------------
Theodore J. Forstmann

     *                  Director                       12/30/96
---------------------
Stephen Fraidin

     *                  Director                       12/30/96
---------------------
Richard S. Friedland

     *                  Director                       12/30/96
---------------------
Sandra J. Horbach

     *                  Director                       12/30/96
---------------------
Wm. Brian Little

     *                  Director                       12/30/96
---------------------
Steven G. Rothmeier

     *                  Director                       12/30/96
---------------------
Arthur T. Shorin

     *                  Director                       12/30/96
---------------------
Vin Weber


*    /s/ Susan E. Engel
  --------------------------
    By:  Susan E. Engel
         as Attorney-in-Fact


                          EXHIBIT INDEX

Exhibit
Number         Description                               Page

-------        ----------------------------------------  ----



  1            Not Applicable.

  2            Not Applicable.

  4            Specimen form of the Company's Common
                 Stock Certificate.  (Incorporated
                 herein by reference to Exhibit 4.1 of
                 the Company's Annual Report on Form 10-
                 K for the fiscal year ended January 1,
                 1994).

  5            Opinion of Fried, Frank, Harris, Shriver
                 & Jacobson as to the validity of the
                 securities being registered.

  8            Not Applicable.

 12            Not Applicable.

 15            Not Applicable.

 23.1          Consent of Fried, Frank, Harris, Shriver
                 & Jacobson (included in Exhibit 5).

 23.2          Independent Auditor's Consent of Deloitte
                 & Touche LLP.

 24            Power of Attorney. *

 25            Not Applicable.

 26            Not Applicable.

 27            Not Applicable.

--------------------
*  Previously filed.